                                    Exhibit 99.1

Contact
Black Box Corporation
David J. Russo
Senior Vice President, Chief Financial Officer and Treasurer
Phone: (724) 873-6788
Email: investors@blackbox.com

FOR IMMEDIATE RELEASE
BLACK BOX CORPORATION REPORTS THIRD QUARTER FISCAL 2018 RESULTS

PITTSBURGH, PENNSYLVANIA, February 6, 2018 - Black Box Corporation (NASDAQ:BBOX), a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure, today reported results for the third quarter of Fiscal 2018 and nine-month period ended December 30, 2017.

Third Quarter Results

•	Revenues declined by $15.5 million or 7.4% to $194.9 million compared to the same period last year.

•
Gross profit margin was 27.0%, down 270 basis points from 29.7% for the same period last year. This decrease was primarily due to a decline in our higher margin legacy unified communication business and lower margin incremental deals in both our Products and Services segments during this quarter.

•
Selling, general and administrative expenses were $59.0 million, up 2.8% from $57.4 million for the same period last year and down 2.3% from $60.3 million in the prior quarter. The increase from the same period last year was primarily due to higher spending on the U.S.-based ERP project, partially offset by lower variable compensation costs while the decrease from the prior quarter was primarily due to these lower variable compensation costs incurred this quarter.

•
Loss before income taxes was $9.8 million, compared to income before income taxes of $1.6 million for the same period last year and consistent with a loss before income taxes of $9.0 million in the prior quarter.

•
Provision for income taxes was $18.1 million, compared to provision for income taxes of $0.3 million for the same period last year and compared to a provision for income taxes of $2.4 million in the prior quarter. The increase in the provision was primarily due to the impact of the Tax Cuts and Jobs Act, which resulted in tax expense of $13.5 million, and valuation allowances booked against U.S. foreign tax credit carry-forwards.

•	Net loss was $27.9 million, compared to net income of $1.3 million for the same period last year and compared to a net loss of $11.4 million in the prior quarter.

•	Diluted loss per share was $1.85, compared to diluted income per share of $0.09 for the same period last year and compared to a diluted loss per share of $0.75 in the prior quarter.

•
Cash flow used for operating activities was $27.5 million, compared to cash flow provided by operating activities of $9.1 million for the same period last year and compared to cash flow provided by operating activities of $0.6 million in the prior quarter. The variance compared to the prior quarter was principally due to cash used by increases in working capital.

Year to Date Results

•	Revenues were $580.7 million, down 10.3% from $647.6 million for the same period last year.

                                    Exhibit 99.1

•	Loss before income taxes was $33.0 million, compared to $4.1 million for the same period last year.

•	Provision for income taxes was $16.1 million, compared to $1.1 million for the same period last year.

•	Net loss was $49.1 million, compared to $5.3 million for the same period last year.

•	Diluted loss per share was $3.26, compared to $0.35 for the same period last year.

•	Cash flow used for operating activities was $43.1 million, compared to cash flow provided by operating activities of $24.7 million for the same period last year.
CEO Comment

“I want to reaffirm that we are committed to our Intelligent Digital Edge strategy which will be the cornerstone for future growth,” stated Joel Trammell, President and CEO. “I acknowledge the near-term challenges that we need to overcome as noted in the Liquidity section of our Form 10-Q, and we are working on them.  I remain excited about our future.  The changes in our industry create tremendous opportunities for us, and that is why I accepted the challenge to lead Black Box. We have a lot of work to do to capitalize on these growing markets and to streamline our organization to efficiently deliver our solutions, and I am confident that we have the team and plans in place to accomplish those objectives.”

Earnings Conference Call

The Company will conduct a conference call beginning at 5:00 p.m. Eastern Time today, February 6, 2018. Joel Trammell, President and Chief Executive Officer, will host the call. To listen only to the live webcast, access the event at http://investor.blackbox.com/events.cfm. To participate in the teleconference, dial 877-303-3145 (USA) or 253-237-1194 (International) approximately 15 minutes prior to the starting time and ask to be connected to conference 2487578. A replay of the audio webcast will be available at http://investor.blackbox.com/events.cfm for a limited period of time.
About Black Box
Black Box is a leading digital solutions provider dedicated to helping customers design, build, manage and secure their IT infrastructure. Black Box delivers high-value products and services through its global presence and 3,339 team members. To learn more, visit the Black Box Web site at http://www.blackbox.com.
Black Box® and the Double Diamond logo are registered trademarks of BB Technologies, Inc.
Any forward-looking statements contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. You can identify these forward-looking statements by the fact that they use words such as "should," "anticipate," "estimate," "approximate," "expect," "target," "may," "will," "project," "intend," "plan," "believe" and other words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, they may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing, benefits and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. We can give no assurance that any goal, plan or target set forth in forward-looking statements will be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments and caution you not to unduly rely on any such forward-looking statements.

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

In millions and may not foot due to rounding	December 30, 2017	March 31, 2017
Assets
Cash and cash equivalents	$18.4	$14.2
Accounts receivable, net	124.0	128.5
Inventories, net	30.9	25.4
Costs/estimated earnings in excess of billings on uncompleted contracts	86.9	71.9
Assets held for sale	0.3	—
Other assets	32.4	28.5
Total current assets	292.9	268.6
Property, plant and equipment, net	25.6	29.1
Intangibles, net	61.5	68.8
Deferred tax asset	34.8	53.5
Other assets	8.3	7.0
Total assets	$423.1	$427.1
Liabilities
Accounts payable	$74.3	$69.9
Accrued compensation and benefits	14.0	21.6
Deferred revenue	27.3	31.6
Billings in excess of costs/estimated earnings on uncompleted contracts	15.5	16.5
Short-term debt	6.8	1.0
Other liabilities	32.8	37.0
Total current liabilities	170.7	177.5
Long-term debt	136.0	88.8
Other liabilities	16.5	19.2
Total liabilities	$323.2	$285.5
Stockholders’ equity
Common stock	$—	$—
Additional paid-in capital	509.8	506.4
Retained earnings	15.3	66.2
Accumulated other comprehensive income (loss)	(9.3)	(15.5)
Treasury stock, at cost	(416.0)	(415.6)
Total stockholders’ equity	$99.9	$141.6
Total liabilities and stockholders’ equity	$423.1	$427.1

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In millions, except per share amounts and may not foot due to rounding	3Q18	2Q18	3Q17	3QYTD18	3QYTD17
Revenues
Products	$34.4	$37.2	$36.1	$104.5	$118.3
Services	160.5	156.9	174.3	476.2	529.3
Total	194.9	194.2	210.4	580.7	647.6
Cost of sales
Products	21.1	21.2	20.1	61.3	70.3
Services	121.1	116.5	127.8	357.6	392.8
Total	142.2	137.7	147.9	418.9	463.1
Gross profit	52.7	56.5	62.4	161.8	184.5
Selling, general & administrative expenses	59.0	60.3	57.4	182.6	178.0
Asset impairments	—	1.4	—	1.4	0.5
Intangibles amortization	1.6	2.1	2.3	5.9	7.1
Operating income (loss)	(7.9)	(7.4)	2.8	(28.2)	(1.1)
Interest expense, net	1.7	1.8	1.1	4.8	3.3
Other expenses (income), net	0.2	(0.2)	0.1	0.1	(0.2)
Income (loss) before provision for income taxes	(9.8)	(9.0)	1.6	(33.0)	(4.1)
Provision (benefit) for income taxes	18.1	2.4	0.3	16.1	1.1
Net income (loss)	$(27.9)	$(11.4)	$1.3	$(49.1)	$(5.3)
Earnings (loss) per common share
Basic	$(1.85)	$(0.75)	$0.09	$(3.26)	$(0.35)
Diluted	$(1.85)	$(0.75)	$0.09	$(3.26)	$(0.35)
Weighted-average common shares outstanding
Basic	15.1	15.1	15.1	15.1	15.1
Diluted	15.1	15.1	15.3	15.1	15.1
Dividends per share	$—	$—	$0.12	$0.12	$0.36

                                    Exhibit 99.1

BLACK BOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In millions and may not foot due to rounding	3Q18	2Q18	3Q17	3QYTD18	3QYTD17
Operating Activities
Net income (loss)	$(27.9)	$(11.4)	$1.3	$(49.1)	$(5.3)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Intangibles amortization	1.6	2.1	2.3	5.9	7.1
Depreciation	2.5	2.4	2.5	7.2	7.1
Loss (gain) on sale of property	—	0.1	0.3	—	(0.9)
Deferred taxes	17.7	2.8	1.9	15.8	4.0
Stock compensation expense	0.1	1.0	0.7	3.4	3.9
Asset impairment loss	—	1.4	—	1.4	0.5
Provision for obsolete inventory	0.5	0.1	0.5	0.7	10.2
Provision for (recovery of) doubtful accounts	0.1	0.4	0.6	0.6	0.9
Changes in operating assets and liabilities (net of acquisitions)
Accounts receivable	0.6	(10.1)	10.7	5.8	3.1
Inventories	(3.4)	(1.1)	(0.7)	(4.4)	6.2
Costs/estimated earnings in excess of billings on uncompleted contracts	(14.4)	3.2	(3.8)	(14.7)	(9.0)
All other assets	1.8	(2.3)	(1.8)	0.8	(2.1)
Accounts payable	2.1	9.1	(2.5)	4.0	2.4
Billings in excess of costs/estimated earnings on uncompleted contracts	1.9	0.7	(4.1)	(1.1)	(2.2)
All other liabilities	(10.7)	2.1	1.1	(19.8)	(1.2)
Net cash provided by (used for) operating activities	$(27.5)	$0.6	$9.1	$(43.1)	$24.7
Investing Activities
Capital expenditures	$(0.9)	$(1.6)	$(2.3)	$(3.6)	$(6.1)
Capital disposals	—	0.1	2.2	0.1	3.6
Net cash provided by (used for) investing activities	$(0.9)	$(1.5)	$(0.1)	$(3.5)	$(2.5)
Financing Activities
Proceeds (repayments) from long-term debt	$12.3	$24.4	$(7.7)	$46.9	$(25.6)
Proceeds (repayments) from short-term debt	2.2	—	(1.3)	7.1	0.4
Deferred financing costs	—	(0.6)	—	(0.6)	(1.0)
Purchase of treasury stock	—	—	—	(0.4)	(0.5)
Payment of dividends	—	(1.8)	(1.8)	(3.6)	(5.3)
Increase (decrease) in cash overdrafts	0.4	(0.1)	—	(0.7)	0.4
Net cash provided by (used for) financing activities	$14.9	$21.8	$(10.8)	$48.7	$(31.7)
Foreign currency exchange impact on cash	$1.5	$(0.9)	$(0.5)	$2.1	$(0.2)
Increase/(decrease) in cash and cash equivalents	$(12.1)	$20.0	$(2.3)	$4.1	$(9.7)
Cash and cash equivalents at beginning of period	30.5	10.5	16.1	14.2	23.5
Cash and cash equivalents at end of period	$18.4	$30.5	$13.8	$18.4	$13.8

                                    Exhibit 99.1

Non-GAAP Financial Measures
As a supplement to United States Generally Accepted Accounting Principles ("GAAP"), the Company provides non-GAAP financial measures such as operating income before provision for income taxes ("EBIT"), operating net income or operating net loss, operating earnings per share ("EPS"), revenues excluding foreign currency, adjusted operating income, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Operating EBITDA and free cash flow to illustrate the Company's operational performance. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly-titled measures of the Company's competitors due to potential differences in the exact method of calculation. However, each of the amounts included in the calculation of non-GAAP financial measures are computed in accordance with GAAP. See below for reconciliations to the most directly comparable GAAP financial measures.
Management uses these non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and associated operating budgets, (c) to allocate resources and (d) to measure operational profitability. Management uses similar non-GAAP measures as an important factor in determining variable compensation for Management and its team members.
Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP financial measures. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
Operating EBIT, operating net income and operating EPS
Management believes that operating EBIT, defined by the Company as net income (loss) plus provision (benefit) for income taxes and adjustments, operating net income, defined by the Company as operating EBIT less operational income taxes, and operating EPS, defined as operating net income divided by weighted average common shares outstanding (diluted), provide investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization, which is a non-cash charge, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Net income (loss) to operating EBIT and Operating net income (loss) is presented below:

In millions and may not foot due to rounding	3Q18	2Q18	3Q17	3QYTD18	3QYTD17
Net income (loss)	$(27.9)	$(11.4)	$1.3	$(49.1)	$(5.3)
Provision (benefit) for income taxes	18.1	2.4	0.3	16.1	1.1
Effective tax rate	(185.3)%	(27.1)%	19.7%	(48.7)%	(27.4)%
Income (loss) before provision for income taxes	$(9.8)	$(9.0)	$1.6	$(33.0)	$(4.1)

Adjustments
Intangibles amortization	$1.6	$2.1	$2.3	$5.9	$7.1
Restructuring expense	1.0	0.1	1.1	5.5	4.1
Accounts receivable impairment loss	—	—	0.3	—	0.3
Inventory impairment loss	—	—	—	—	9.1
Loss (gain) on sale of facility	—	—	0.3	—	(0.9)
Asset impairment loss	—	1.4	—	1.4	0.5
Total pre-tax adjustments	$2.6	$3.7	$4.0	$12.8	$20.2

Operating EBIT	$(7.2)	$(5.3)	$5.7	$(20.2)	$16.1
Operational effective tax rate	35.0%	35.0%	35.0%	35.0%	35.0%
Operational income taxes (1)	(2.5)	(1.9)	2.0	(7.1)	5.6
Operating net income (loss)	$(4.7)	$(3.4)	$3.7	$(13.1)	$10.4
(1) The effective tax rate used to determine operational income taxes is based on the Company's projected full-year ordinary income tax expense and the projected full-year impact of certain discreet tax items.

                                    Exhibit 99.1

A reconciliation of Diluted earnings (loss) per share to operating EPS is presented below:

	3Q18	2Q18	3Q17	3QYTD18	3QYTD17
Diluted EPS	$(1.85)	$(0.75)	$0.09	$(3.26)	$(0.35)
EPS impact *	1.54	0.53	0.15	2.39	1.04
Operating EPS	$(0.31)	$(0.23)	$0.24	$(0.87)	$0.69
* EPS impact is the result of excluding the provision for income taxes and the adjustments and utilizing an operational effective tax rate.
EBITDA and Operating EBITDA
Management believes that EBITDA, defined as Net income (loss) plus provision (benefit) for income taxes, interest, depreciation and amortization, is a widely-accepted measure of profitability that may be used to measure the Company's ability to service its debt. Operating EBITDA, defined as EBITDA plus stock compensation expense, accounts receivable impairment loss, inventory impairment loss, and asset impairment loss (consisting of fixed assets, indefinite-lived intangible assets and goodwill) may also be used to measure the Company's ability to service its debt.
Pursuant to the First Amendment to its Credit Agreement (the "Credit Agreement"), the Company was required to maintain a minimum trailing twelve month ("TTM") Adjusted EBITDA (as defined in the Credit Agreement) during each quarter through the first quarter of Fiscal 2019. The Adjusted EBITDA definition in the Credit Agreement incorporates Operating EBITDA and adds back ERP implementation costs, restructuring expenses and certain other charges.
A reconciliation of Net income (loss) to EBITDA, Operating EBITDA, and Adjusted EBITDA is presented below:

In millions and may not foot due to rounding	3Q18	2Q18	3QYTD18	3Q18 TTM	3Q17 TTM
Net income (loss)	$(27.9)	$(11.4)	$(49.1)	$(50.9)	$(53.0)
Provision (benefit) for income taxes	18.1	2.4	16.1	16.7	(1.5)
Interest expense, net	1.7	1.8	4.8	5.8	4.4
Intangibles amortization	1.6	2.1	5.9	8.2	9.5
Depreciation	2.5	2.4	7.2	9.6	9.4
EBITDA	$(4.0)	$(2.6)	$(15.1)	$(10.6)	$(31.2)
Stock compensation expense	0.1	1.0	3.4	4.1	4.7
Accounts receivable impairment loss	—	—	—	—	2.7
Inventory impairment loss	—	—	—	—	15.1
Asset impairment loss	—	1.4	1.4	1.4	35.5
Operating EBITDA	$(3.8)	$(0.2)	$(10.3)	$(5.0)	$26.7
ERP implementation costs	4.4	3.4	10.8	12.4	—
Restructuring expense	1.0	0.1	5.5	6.1	10.5
Other charges	1.0	0.7	2.1	3.0	(0.1)
Adjusted EBITDA	$2.6	$4.1	$8.1	$16.4	$37.1
Pursuant to the Credit Agreement, the Company was required to maintain a minimum trailing twelve month Adjusted EBITDA of $14.0 million at the end of the third quarter of Fiscal 2018. Actual trailing twelve month Adjusted EBITDA for the period was $16.4 million, or $2.4 million higher than the required minimum.

                                    Exhibit 99.1

Segment Information
Management is presented with and reviews Revenues, Gross profit, Operating income (loss) and Adjusted operating income by segment. Management believes that Adjusted operating income, defined by the Company as Operating income (loss) plus adjustments, provides investors additional important information to enable them to assess, in the way Management assesses, the Company's current and future operations. Adjustments include intangibles amortization and asset impairment charges, each of which are non-cash charges, and restructuring expense and gains/losses on sales of facilities, each of which are cash charges.
A reconciliation of Operating income (loss) to Adjusted operating income (by segment) is presented below:

	3Q18		2Q18		3Q17		3QYTD18		3QYTD17
In millions and may not foot due to rounding	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues
North America Products	$15.5		$19.9		$16.7		$52.6		$56.8
International Products	18.9		17.4		19.4		51.9		61.5
Products	$34.4		$37.2		$36.1		$104.5		$118.3
North America Services	$150.4		$148.5		$166.6		$451.5		$508.1
International Services	10.1		8.4		7.6		24.6		21.2
Services	$160.5		$156.9		$174.3		$476.2		$529.3
Total	$194.9		$194.2		$210.4		$580.7		$647.6
Gross profit
North America Products	$6.5	42.0%	$9.1	46.1%	$7.8	46.9%	$23.4	44.5%	$23.3	41.1%
International Products	6.8	35.9%	6.9	39.9%	8.1	42.0%	19.8	38.2%	24.7	40.1%
Products	$13.3	38.7%	$16.1	43.2%	$16.0	44.2%	$43.2	41.4%	$48.0	40.6%
North America Services	$37.1	24.7%	$38.5	25.9%	$44.9	26.9%	$113.2	25.1%	$132.0	26.0%
International Services	2.3	22.5%	1.9	22.4%	1.6	20.6%	5.4	21.8%	4.6	21.6%
Services	$39.4	24.5%	$40.4	25.8%	$46.5	26.7%	$118.5	24.9%	$136.6	25.8%
Total	$52.7	27.0%	$56.5	29.1%	$62.4	29.7%	$161.8	27.9%	$184.5	28.5%
Operating income (loss)
North America Products	$(0.9)	(5.6)%	$1.8	9.3%	$0.3	2.0%	$(0.5)	(0.9)%	$0.5	0.9%
International Products	(1.8)	(9.5)%	(0.4)	(2.1)%	0.2	0.9%	(5.9)	(11.4)%	0.6	0.9%
Products	$(2.7)	(7.7)%	$1.5	4.0%	$0.5	1.4%	$(6.4)	(6.1)%	$1.1	0.9%
North America Services	$(5.8)	(3.9)%	$(7.2)	(4.8)%	$1.8	1.1%	$(20.4)	(4.5)%	$(3.2)	(0.6)%
International Services	0.6	5.8%	(1.7)	(20.1)%	0.5	6.5%	(1.4)	(5.8)%	1.1	5.0%
Services	$(5.2)	(3.3)%	$(8.9)	(5.6)%	$2.3	1.3%	$(21.8)	(4.6)%	$(2.1)	(0.4)%
Total	$(7.9)	(4.0)%	$(7.4)	(3.8)%	$2.8	1.3%	$(28.2)	(4.8)%	$(1.1)	(0.2)%
Adjustments
North America Products	$0.2		$(0.7)		$0.3		$0.8		$3.2
International Products	0.1		(0.9)		0.3		1.0		1.2
Products	$0.3		$(1.6)		$0.6		$1.8		$4.5
North America Services	$2.5		$4.1		$3.4		$10.0		$15.7
International Services	(0.2)		1.2		—		1.0		—
Services	$2.3		$5.3		$3.4		$11.0		$15.7
Total	$2.6		$3.7		$4.0		$12.8		$20.2
Adjusted operating income
North America Products	$(0.7)	(4.5)%	$1.2	6.0%	$0.6	3.7%	$0.3	0.6%	$3.8	6.6%
International Products	(1.7)	(8.8)%	(1.3)	(7.5)%	0.5	2.6%	(4.9)	(9.4)%	1.8	2.9%
Products	$(2.4)	(6.9)%	$(0.1)	(0.3)%	$1.1	3.1%	$(4.6)	(4.4)%	$5.6	4.7%
North America Services	$(3.3)	(2.2)%	$(3.1)	(2.1)%	$5.1	3.1%	$(10.4)	(2.3)%	$12.5	2.5%
International Services	0.4	3.8%	(0.5)	(6.0)%	0.5	6.5%	(0.4)	(1.7)%	1.1	5.1%
Services	$(2.9)	(1.8)%	$(3.6)	(2.3)%	$5.6	3.2%	$(10.8)	(2.3)%	$13.6	2.6%
Total	$(5.3)	(2.7)%	$(3.7)	(1.9)%	$6.8	3.2%	$(15.3)	(2.6)%	$19.1	3.0%

                                    Exhibit 99.1

Free cash flow

Management believes that free cash flow, defined by the Company as Net cash provided by (used for) operating activities less net capital expenditures, plus or minus Foreign currency exchange impact on cash, plus Proceeds from stock option exercises, is an important measurement of liquidity as it represents the total cash available to the Company.
A reconciliation of Net cash provided by (used for) operating activities to free cash flow is presented below:

In millions and may not foot due to rounding	3Q18	2Q18	3Q17	3QYTD18	3QYTD17
Net cash provided by (used for) operating activities	$(27.5)	$0.6	$9.1	$(43.1)	$24.7
Net capital expenditures	(0.9)	(1.5)	(0.1)	(3.5)	(2.5)
Foreign currency exchange impact on cash	1.5	(0.9)	(0.5)	2.1	(0.2)
Free cash flow before stock option exercises	$(26.9)	$(1.8)	$8.5	$(44.5)	$22.1
Proceeds from the exercise of stock options	—	—	—	—	—
Free cash flow	$(26.9)	$(1.8)	$8.5	$(44.5)	$22.1
Significant Balance Sheet ratios and Other Information
Information on certain balance sheet ratios, backlog and headcount is presented below:

Dollars in millions	3Q18	2Q18	3Q17
Days sales outstanding	53 days	51 days	53 days
Aggregate days sales outstanding	90 days	83 days	79 days
Inventory turns	25.6x	30.4x	21.9x
Six-month order backlog	$164.8	$170.4	$171.2
Total backlog	$344.5	$353.1	$331.7
Headcount	3,339	3,351	3,476
Net debt*	$124.4	$98.7	$81.5
* Net debt is defined by the Company as Short-term debt and Long-term debt less Cash and cash equivalents.